SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2004

SILICON GRAPHICS, INC.
(Exact name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-10441		94-2789662
(Commission File Number)		(IRS Employer Identification No.)

1500 Crittenden Lane
Mountain View, California		94043-1351
(Address of Principal Executive Offices)		(Zip Code)

(650) 960-1980
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

      On April 14, 2004, Silicon Graphics, Inc. reached a definitive agreement (the “Purchase Agreement”) for the sale of its Alias graphics software business to Accel-KKR, a technology-focused private equity investment firm, for a purchase price of $57.5 million in cash, subject to closing adjustments.

      The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 5.1 hereto and incorporated by reference herein.

Item 7. Exhibits.

     (c)

        5.1 Purchase Agreement dated as of April 14, 2004

      99.1 Press Release dated April 15, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON GRAPHICS INC.

Dated:	April 15, 2004	By:	/s/ Sandra M. Escher

			Name:	Sandra M. Escher
			Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

EXHIBIT
NUMBER	DOCUMENT DESCRIPTION

5.1	Purchase Agreement dated as of April 14, 2004.

99.1	Press Release dated April 15, 2004